UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): November 29, 2012

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, the Board of Directors of Monro Muffler Brake, Inc. (the “Company”), upon the recommendation of the Company’s Nominating Committee, appointed Stephen C. McCluski to the Board to fill the newly-established Board position created upon the Board’s decision to increase the number of Board members from nine to ten. Mr. McCluski’s appointment took effect immediately. Mr. McCluski has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Additionally, Mr. McCluski will serve on the Company’s Audit Committee. As a non-employee member of the Board, Mr. McCluski is entitled to the director compensation disclosed in the Company’s Proxy Statement, filed on July 7, 2012. There are no arrangements or understandings between Mr. McCluski and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Mr. McCluski has a material interest subject to disclosure under Item 404(a) of Regulation S-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Voluntary Disclosure of Other Events.

On November 29, 2012, the Board of Directors declared a quarterly cash dividend of $.10 per share for the third quarter of the Company’s 2013 fiscal year, ending March 30, 2013. In addition, in order to allow shareholders to take advantage of current income tax rates on dividend income, the Board accelerated its declaration of the quarterly cash dividend of $.10 per share for the fourth quarter of fiscal 2013. Both dividends will be payable on December 21, 2012 to shareholders of record as of December 11, 2012, including shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. As a result of the acceleration of the payment of the fourth quarter dividend into the third quarter of fiscal 2013, the Company will not declare or pay any dividends in the fourth quarter of fiscal 2013.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated December 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

December 4, 2012	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President—Finance